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Exhbit F, Schedule 8(a)

Enron Corp
Transition Services Agreement
Billings from and payments to  CrossCountry Energy


------------------------------------------------------------------    ------------------------------------------------------------
                                           Billings to CCE                                            Billings from CCE
------------------------------------------------------------------    ------------------------------------------------------------
           Service Type            01/01/04 -        04/01/2004 -          Service Type        01/01/04 -         04/01/2004 -
                                    03/31/04           12/31/04                                 03/31/04           12/31/04
------------------------------------------------------------------    ------------------------------------------------------------
Enron Networks Services


    IT Service                   $   650,503.00     $ 1,600,666.67    Envision           $      31,595.00      $     54,993.00


    Ardmore Data Center          $          -       $   366,242.84


    EC Outlook                   $   158,030.00     $   486,779.85    Chief              $      31,201.00      $     71,989.00
                                                                      Information
                                                                      Officer


    Pass Thru and Market Data    $   430,434.00     $   610,481.22


    Inventory                    $         -        $          -      Drug Testing                   -          $       675.00


    Sox                          $         -        $    15,618.00


    other - sales tax ec         $         -        $    20,357.99    Legal                          -          $     1,700.00
    outlook                                                           Environmental
                                                                      Consulting


    other - annual maint         $         -        $    24,897.50


                                                                      Project                        -          $     2,718.00
                                                                      Independence
                                                                      (IT-related
                                                                      project)


Enron Property Services


    1400 Smith & 4 Houston Center Rent (incl utilities)


    Rent, Record                 $  848,721.00      $ 1,278,266.47
    Ctr,Transporation,Facilities





Financial and Accounting
Services


    SAP Usage & ISC Support      $  457,007.00      $ 1,902,506.00


    Tax Services                 $         -        $ 1,387,248.00


    Cash Management Services     $         -        $   178,360.00


    Insurance & Related          $  458,560.00      $10,439,146.63
    Services


    Corp Shared Services         $   1,418,949      $          -





Corporate Staff HR Services


    Payroll & HR Info Sys


    ADP Services                            0                 $279,041.77





    Benefits Design & Admin,
    Exec Comp


    Compensation Billable Time              0                 $6,809.00





Corporate Legal Services


                                            0                 $20,241.00





    Total                        $4,422,204.00    $18,616,662.94                         $      62,796.00       $   132,075.00


------------------------------------------------------------------    ------------------------------------------------------------
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